As filed with the Securities and Exchange Commission on March 15, 2007

Registration No. 333-46104

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Clark, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	52-2103926 (I.R.S. Employer Identification Number)
333 West Wacker Drive, Suite 810
Chicago, IL 60606
(312) 697-3450
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Kurt Laning
Vice President, Clark, Inc.
333 West Wacker Drive, Suite 810
Chicago, IL 60606
(312) 697-3450
(Name, Address Including Zip Code, and Telephone Number Including Area Code, of Agent for Service)

Copies to:
Craig Vermie, Esq.
AUSA Holding Company
4333 Edgewood Road, NE
Cedar Rapids, IA 52499
(319) 355-8511
William J. Kelty, Esq.
Janet O. Love, Esq.
Lord Bissell & Brook LLP
111 South Wacker Drive
Chicago, IL 60606
312-443-0700

     Approximate date of commencement of proposed sale to the public: Not applicable
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

EXPLANATORY NOTE: DEREGISTRATION OF SECURITIES
     On September 19, 2000, Clark, Inc. (f/k/a Clark/Bardes Holdings, Inc.), a Delaware corporation (“Clark”), filed a registration statement on Form S-3 (Registration No. 333-46104) (the “Registration Statement”), with the U.S. Securities and Exchange Commission, to register the resale of up to 1,888,887 shares of common stock, par value $0.01 per share (“Common Stock”). The Registration Statement also covered rights to purchase Junior Participating Preferred Stock that attached to and traded with the Common Stock.
     On March 12, 2006 (the “Merger Date”), pursuant to an Agreement and Plan of Merger, dated as of November 1, 2006, by and among AUSA Merger Sub, Inc., a Delaware corporation (“Purchaser”), AUSA Holding Company, a Maryland corporation (“Parent”), and Clark, Clark became a wholly-owned subsidiary of Parent (the “Merger”). Clark has filed a certification and notice of termination on Form 15 with respect to its Common Stock.
     Pursuant to the undertaking made by Clark in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, Clark is filing this post-effective amendment No. 1 to the Registration Statement to deregister all of the shares of Common Stock that remain unsold under the Registration Statement.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment no. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on March 15, 2007.

Clark, Inc.
By:	/s/ Peter Gilman

     Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment no. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Peter Gilman	President and Director	March 15, 2007

/s/ James A. Beardsworth	Director	March 15, 2007

/s/ Craig D. Vermie	Director	March 15, 2007